Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Third Quarter 2022 Results

TYSONS, VA (November 2, 2022) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the third quarter ended September 30, 2022 and provided an operational update.

Third quarter financial highlights include:

•
Pro-forma RevPAR was $171.27, an increase of $65.34, or 61.7%, from the same period in 2021 and a decrease of 8.8% from the same period in 2019;
•
Pro-forma occupancy was 71.7%, an increase of 1 percentage point from the second quarter of 2022 and a decrease of 13 percentage points from the same period in 2019;
•
Net income and net income attributable to stockholders were $40 million and $35 million, respectively;
•
Adjusted EBITDA was $158 million;
•
Pro-forma Hotel Adjusted EBITDA was $166 million;
•
Adjusted FFO attributable to stockholders was $94 million;
•
Diluted earnings per share was $0.15; and
•
Diluted Adjusted FFO per share was $0.42.

Additional highlights include:

•
Sold the 162-room Hilton Garden Inn LAX/El Segundo in September 2022 for $37.5 million or $231,000 per key and the 128-room Hilton Garden Inn Chicago/Oakbrook Terrace in July 2022 for $9.4 million or $73,000 per key;
•
In October 2022, the unconsolidated joint venture that owns the 190-room DoubleTree Hotel Las Vegas Airport sold the hotel for gross proceeds of $22.4 million. Park's pro-rata share of the gross proceeds was $11.2 million;
•
Year-to-date, Park has sold its interests in seven non-core hotels for total gross proceeds of approximately $317 million, or 14.0x the hotels’ combined 2019 Adjusted EBITDA (or 12.9x when excluding anticipated capital expenditures), and at an average capitalization rate of 6.2% on the hotels’ combined 2019 net operating income (or 6.7% excluding anticipated maintenance capital expenditures); and
•
The impact of Hurricanes Ian and Fiona on Park's Florida and Puerto Rico hotels in September 2022 is not expected to be material. For the third quarter, Park recognized a $2 million loss for costs to repair and remediate these hotels and the EBITDA impact for the quarter was less than $2 million.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am very encouraged by our third quarter results in spite of increased macro uncertainty, and I am especially proud of our team for their dedication following the devastating effects of Hurricanes Ian and Fiona. Leisure demand remained strong from summer travel while business transient demand continues to accelerate across our New York, Chicago, San Francisco, Southern California and Boston markets. Average rates exceeded 2019 levels at our resort and suburban hotels, while average rates at our urban and airport hotels approximated 2019 levels. We are also excited by the positive momentum we are seeing in group business, both pickup within the quarter and accelerating pace for the remainder of 2022 and into 2023, with average group rates maintaining or exceeding 2019 levels. Additionally, Park has continued to execute on its capital recycling strategy, which has helped to improve the company’s liquidity and financial flexibility, while continuing to improve the overall quality of our portfolio. Accordingly, we have closed on approximately $317 million of non-core asset sales year-to-date, including approximately $58 million sold since July 2022, and have several other assets at various stages of the marketing process. With current liquidity of approximately $1.9 billion, we are well positioned to pivot between defense and offense depending upon the macro backdrop and are confident we will create meaningful long-term value for shareholders."

Selected Statistical and Financial Information

(unaudited, amounts in millions, except Pro-forma RevPAR, Pro-forma ADR, Pro-forma Total RevPAR and per share data)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2022	2021	Change ($)	Change(1)		2022	2021	Change ($)	Change(1)
Pro-forma RevPAR	$171.27	$105.93	$65.34	61.7%		$154.21	$75.61	$78.60	103.9%
Pro-forma Occupancy	71.7%	50.8%	N/A	20.9%	pts	64.8%	39.6%	N/A	25.2%	pts
Pro-forma ADR	$238.87	$208.51	$30.36	14.6%		$238.16	$191.06	$47.10	24.6%

Pro-forma Total RevPAR	$257.78	$159.24	$98.54	61.9%		$238.97	$114.05	$124.92	109.5%

Net income (loss)	$40	$(82)	$122	148.8%		$138	$(387)	$525	135.7%
Net income (loss) attributable to stockholders	$35	$(86)	$121	140.7%		$128	$(392)	$520	132.7%

Adjusted EBITDA	$158	$77	$81	105.2%		$447	$61	$386	632.8%
Pro-forma Hotel Adjusted EBITDA	$166	$81	$85	104.5%		$460	$91	$369	406.7%
Pro-forma Hotel Adjusted EBITDA margin	25.9%	20.5%	N/A	540 bps		26.1%	10.8%	N/A	1,530 bps
Adjusted FFO attributable to stockholders	$94	$5	$89	1,780.0%		$251	$(146)	$397	271.9%

Earnings (loss) per share – Diluted(1)	$0.15	$(0.36)	$0.51	141.7%		$0.55	$(1.66)	$2.21	133.1%
Adjusted FFO per share – Diluted(1)	$0.42	$0.02	$0.40	2,000.0%		$1.09	$(0.62)	$1.71	275.8%
Weighted average shares outstanding – Diluted	224	236	N/A	(12)		229	236	N/A	(7)

(1)	Amounts are calculated based on unrounded numbers.

Hurricanes Ian and Fiona

In September 2022, Hurricanes Ian and Fiona caused minimal damage and disruption at Park's Puerto Rico, Orlando, Miami and Key West hotels. Although the total amount of costs to repair and remediate the minor damage has not yet been determined, it is not expected to be significant. The affected hotels experienced some group cancellations and displacement; however, the majority of lost revenue in September 2022 was replaced with revenue from displaced residents, recovery personnel and incremental transient demand, resulting in only 20 basis points of impact to RevPAR growth for the quarter. Park is continuing to assess both the extent of costs and any ongoing business interruption. As of September 30, 2022, Park incurred costs of approximately $2 million resulting from these hurricanes.

Operational Update

Changes in Park's 2022 Pro-forma ADR, occupancy and RevPAR compared to the same periods in 2021 and 2019, and 2022 Pro-forma occupancy were as follows:

	Change in Pro-forma ADR		Change in Pro-forma Occupancy				Change in Pro-forma RevPAR		2022 Pro-forma
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Q1 2022	43.7%	0.8%	25.3%	pts	(26.0)%	pts	183.4%	(33.1)%	51.4%

Q2 2022	29.0	8.5	29.3		(14.7)		120.0	(10.1)	70.9

Jul 2022	11.7	12.5	16.5		(12.7)		44.5	(4.2)	73.0
Aug 2022	9.0	3.4	20.7		(15.5)		54.7	(15.4)	69.9
Sept 2022	25.8	5.1	25.6		(9.3)		94.9	(6.8)	72.2
Q3 2022	14.6	7.2	20.9		(12.5)		61.7	(8.8)	71.7

Preliminary Oct 2022	20.2	4.0	23.8		(11.0)		77.8	(9.6)	73.5

Changes in Park's 2022 Pro-forma ADR, occupancy and RevPAR for the three and nine months ended September 30, 2022 compared to the same periods in 2021 and 2019, and 2022 Pro-forma occupancy for the three and nine months ended September 30, 2022 by hotel type were as follows:

	Three Months Ended September 30,
	Change in Pro-forma ADR		Change in Pro-forma Occupancy				Change in Pro-forma RevPAR		2022 Pro-forma
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Resort	5.9%	22.8%	9.8%	pts	(6.2)%	pts	21.4%	13.7%	76.9%
Urban	30.0	(0.6)	29.3		(17.6)		129.0	(21.1)	67.8
Airport	17.6	—	15.2		(8.5)		47.4	(10.0)	75.6
Suburban	27.3	4.1	21.5		(13.2)		85.8	(12.8)	68.2
All Types	14.6	7.2	20.9		(12.5)		61.7	(8.8)	71.7

	Nine Months Ended September 30,
	Change in Pro-forma ADR		Change in Pro-forma Occupancy				Change in Pro-forma RevPAR		2022 Pro-forma
	2022 vs. 2021	2022 vs. 2019	2022 vs. 2021		2022 vs. 2019		2022 vs. 2021	2022 vs. 2019	Occupancy
Resort	14.0%	23.5%	20.8%	pts	(10.2)%	pts	57.4%	8.7%	75.3%
Urban	50.5	(2.6)	29.0		(24.1)		206.9	(31.6)	56.8
Airport	23.1	(4.5)	23.1		(10.7)		80.9	(16.8)	72.4
Suburban	35.5	(3.1)	22.1		(20.1)		118.0	(27.9)	58.3
All Types	24.6	5.9	25.2		(17.7)		103.9	(16.8)	64.8

Domestic leisure transient demand continues to grow compared to 2021 as a result of the easing of domestic restrictions; however, some restrictions on international travel remain in place. The Pro-forma Rooms Revenue mix for the three and nine months ended September 30, 2022, 2021, 2020 and 2019 were as follows:

	Three Months Ended September 30,
	2022	2021	2020	2019
Group	22.8%	13.3%	13.8%	27.6%
Transient	70.6	79.8	68.9	64.8
Contract	4.5	5.0	15.4	5.6
Other	2.1	1.9	1.9	2.0

	Nine Months Ended September 30,
	2022	2021	2020	2019
Group	25.6%	10.3%	29.3%	31.5%
Transient	67.8	81.7	59.5	61.1
Contract	4.4	6.3	8.9	5.3
Other	2.2	1.7	2.3	2.1

Park saw an improvement in demand beginning in mid-February 2022 as restrictions declined across the country, business travel accelerated and group demand began to return to Park's urban hotels. Park continues to see group business materialize, and during the third quarter of 2022, booked $16 million of additional group revenue for the quarter. In September 2022, group bookings for the remainder of 2022 and 2023 continued to gain with the addition of approximately 300,000 room nights as compared to June 2022. As of the end of September 2022, group bookings for the remainder of 2022 were approximately 77% of what 2019 group bookings were as of the end of September 2019, an increase of 800 basis points from the end of June 2022, with average group rate at 2019 levels for the same time period. Group bookings for 2023 are 72% of what 2019 group bookings were as of the end of September 2018, an increase of 180 basis points from the end of June 2022, with average group rates exceeding 2019 average group rates by over 4% for the same time period.

Mid-week occupancies for Park's business-oriented hotels increased to an average of 72% for the third quarter of 2022 compared to 69% for the second quarter of 2022, with September 2022 at 80%, signaling continued recovery of business transient demand.

Highlights for Park's consolidated hotels owned as of November 2, 2022 in each of the Company’s key markets are as follows:

•
Hawaii: Park's Hawaii hotels continued to benefit from increased domestic leisure demand, achieving peak combined occupancy of 93% in July 2022. The Hilton Hawaiian Village achieved its highest-ever rate of $354 for the month of July 2022, an increase of 15% compared to July 2019, with the Hilton Waikoloa Village achieving a peak rate of $413 in July 2022, a 71% increase compared to July 2019. Occupancy for the quarter was 92% and 79% for the Hilton Hawaiian Village and the Hilton Waikoloa Village, respectively. Preliminary combined occupancy for October 2022 is 83%;
•
San Francisco: Occupancy at Park's San Francisco hotels was 65% for the quarter, achieving peak combined occupancy of 69% in September 2022. The JW Marriott San Francisco Union Square and Hyatt Centric Fisherman's Wharf achieved occupancy of 76% and 80%, respectively, for the quarter. Preliminary combined occupancy for October 2022 is 59%. In September 2022, over 13,000 combined group nights were booked for 2023 for the Hilton San Francisco Union Square and Parc 55 - a Hilton Hotel, more than the previous three months of group bookings combined;
•
Orlando: Occupancy at Park’s Orlando hotels was 59% for the quarter, with peak combined occupancy of 63% in August 2022. Combined rate for the third quarter increased 17% and RevPAR increased by 3% compared to the third quarter of 2019. Preliminary combined occupancy for October 2022 is 75%. Group bookings for 2023 as of the end of September 2022 were over 83% of what 2019 bookings were as of the end of September 2018, with average group rates exceeding 2019 average group rates by over 11%;

•
New Orleans: Occupancy for the Hilton New Orleans Riverside was 56% for the quarter, with peak occupancy of 63% in September 2022. Rate for the third quarter increased 4% compared to the third quarter of 2019. Preliminary occupancy for October 2022 is 70%. Group bookings for 2023 as of the end of September 2022 were over 91% of what 2019 bookings were as of the end of September 2018, with average group rates exceeding 2019 average group rates by over 5%;
•
Boston: Park’s Boston hotels benefited from strong leisure demand, achieving combined occupancy of 85% during each month of the quarter. Combined rate for the third quarter exceeded the third quarter of 2019. Preliminary combined occupancy for October 2022 is 88%;
•
New York: The New York Hilton Midtown benefited from both domestic leisure and group demand, resulting in peak occupancy of 88% in September 2022, driven primarily from demand related to the U.S. Open, with occupancy of 74% for the quarter. Rate for the third quarter increased 7% compared to the third quarter of 2019. Preliminary occupancy for October 2022 is 84%. Group bookings for 2023 as of the end of September 2022 were over 96% of what 2019 bookings were as of the end of September 2018, with average group rates exceeding 2019 average group rates by over 2%. In September 2022, over 25,000 group room nights were booked for 2023, four times more bookings than the previous three months combined;
•
Southern California: Park’s hotels in Southern California benefited from strong leisure demand, resulting in combined Pro-forma occupancy of 79% for the quarter, with peak combined Pro-forma occupancy of 83% in July 2022. Compared to the third quarter of 2019, combined Pro-forma rate for the third quarter increased 34% and combined RevPAR increased 17%, with rate at Park's San Diego hotels exceeding the third quarter of 2019 on a Pro-forma basis by 54% and RevPAR by 28%. Preliminary combined occupancy for October 2022 is 82%;
•
Chicago: Pro-forma occupancy at Park's Chicago hotels was 68% for the quarter, benefiting from leisure transient demand, with peak combined Pro-forma occupancy of 72% in July 2022. Compared to the third quarter of 2019, combined Pro-forma rate increased 9%. Preliminary combined occupancy for October 2022 is 65%. Group bookings for 2023 for the Hilton Chicago Downtown as of the end of September 2022 were over 75% of what 2019 bookings were as of the end of September 2018, with average group rates exceeding 2019 average group rates by over 2%;
•
Key West: Park's Key West hotels achieved combined occupancy of 66% for the quarter, with peak occupancy of 80% in July 2022. Compared to the third quarter of 2019, combined rate increased by 38%. Preliminary combined occupancy for October 2022 is 57%;
•
Denver: Occupancy at the Hilton Denver was 73% for the quarter, achieving peak occupancy of 74% in August 2022. Compared to the third quarter of 2019, rate increased by 10%. Preliminary occupancy for October 2022 is 74%;
•
Miami: Occupancy at Park’s Miami hotels was 79% for the quarter, with peak combined occupancy of 81% in July 2022. Compared to the third quarter of 2019, combined rate increased by 27% and combined RevPAR increased by 19%. Preliminary combined occupancy for October 2022 is 80%;
•
Washington, D.C.: Park’s hotels in the Washington, D.C. market benefited from group demand with combined occupancy of 67% for the quarter, achieving peak combined occupancy of 71% in July 2022. Combined rate for the third quarter was 98% of the third quarter of 2019 on a Pro-forma basis. Preliminary combined occupancy for October 2022 is 80%; and
•
Seattle: Occupancy for Park’s Seattle hotels was 68% for the quarter, with peak combined occupancy of 77% in September 2022. Compared to the third quarter of 2019, rate increased by 7% on a Pro-forma basis. Preliminary combined occupancy for October 2022 is 63%.

Balance Sheet and Liquidity

Park’s Net Debt as of September 30, 2022 was $3.9 billion. The Company has just $78 million outstanding on its sole remaining corporate term loan. Park has no significant maturities until the fourth quarter of 2023, and the weighted average maturity of Park's consolidated debt is 4.0 years. Park's current liquidity is approximately $1.9 billion, including $901 million of available capacity under the Company's revolving credit facility ("Revolver").

As of September 30, 2022, Park had $29 million of restricted cash. During the third quarter of 2022, $92 million previously held by the lenders of the mortgage loans secured by the Hilton Hawaiian Village Waikiki Beach Resort and Hilton Denver City Center was released to Park upon submission of the certificates reflecting compliance with financial ratios associated with these loans.

Additionally, Park exited the covenant relief period under its credit facilities in July 2022. Upon exit of the waiver period, certain restrictions related to investments and the incurrence, repayment of debt and dividends and distributions ceased to apply.

Park had the following debt outstanding as of September 30, 2022:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of September 30, 2022
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	March 2023(1)	$57
Mortgage loan	Hilton Checkers Los Angeles	4.11%	March 2023	26
Mortgage loan	W Chicago – City Center	4.25%	August 2023	75
Mortgage loan	Hilton San Francisco Union Square, Parc 55 San Francisco – a Hilton Hotel	4.11%	November 2023	725
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	132
Mortgage loan	DoubleTree Hotel Spokane City Center	3.62%	July 2026	14
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	163
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2025 Senior Secured Notes		7.50%	June 2025	650
2028 Senior Secured Notes		5.88%	October 2028	725
2029 Senior Secured Notes		4.88%	May 2029	750
Total Fixed Rate Debt		5.04%(2)		4,622

Variable Rate Debt
Revolver(3)	Unsecured	L + 1.80%(4)	December 2023	—
2019 Term Facility	Unsecured	L + 1.70%(4)	August 2024	78
Total Variable Rate Debt		4.51%(2)		78

Add: unamortized premium				3
Less: unamortized deferred financing costs and discount				(33)
Total Debt(5)		5.03%(2)		$4,670

(1)	The loan matures in August 2042 but is callable by the lender with six months of notice. As of September 30, 2022, Park had not received notice from the lender.
(2)	Calculated on a weighted average basis.
(3)	Park has $901 million of available capacity under the Revolver.
(4)

Upon exiting the covenant relief period under Park's credit facilities in July 2022, the applicable margin on the interest rate of the Revolver and 2019 Term Facility decreased by 1.20% and 0.95%, respectively.

(5)	Excludes $170 million of Park’s share of debt of its unconsolidated joint ventures.

Capital Investments

During 2022, Park spent $104 million on capital improvements at its hotels, of which $52 million was spent during the third quarter of 2022. Park expects to invest approximately $200 million to $225 million in capital improvements during 2022, including $55 million to $62 million on return on investment projects and $145 million to $163 million on maintenance projects. Key current and upcoming projects are summarized below:

•
Hilton Hawaiian Village Waikiki Beach Resort (Guestroom): $85 million expected to be invested in three phases of guestroom renovations in the 1,020-room Tapa Tower, of which $36 million has been incurred to-date with $7 million incurred in the third quarter of 2022. Phase one was completed in 2021, phase two is expected to be completed by the end of 2022 and phase three is expected to be completed by the end of 2023;
•
Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek Complex:
o
Meeting space expansion: $110 million expansion to add more than 100,000 square feet of meeting and event space, of which $10 million was incurred during the third quarter of 2022, bringing the total invested to date to $53 million since the project began in the fourth quarter of 2019, before being put on hold in 2020. Park expects the expansion for the Waldorf Astoria Orlando to be completed by the fourth quarter of 2022 and the Signia by Hilton Orlando Bonnet Creek to be completed by the first quarter of 2024;
o
Guestroom, existing meeting space & lobby: $20 million for existing meeting space and lobby renovations at the Signia by Hilton Orlando Bonnet Creek, of which $14 million has been incurred to-date with $3 million incurred during the third quarter of 2022. Park expects the project to be completed by the fourth quarter of 2022. Approximately $50 million for guestroom, existing meeting space, lobby and other public space renovations at the Waldorf Astoria Orlando, of which $2 million was incurred during the third quarter of 2022, to be completed by the fourth quarter of 2023; and
o
Golf course renovation: $9 million to be invested in two phases of golf course renovations expected to be completed by the fourth quarter of 2023, of which $2 million has been incurred since the project began during the second quarter of 2022.

Dividends

Park declared a third quarter 2022 cash dividend of $0.01 per share to stockholders of record as of September 30, 2022. The third quarter 2022 cash dividend was paid on October 17, 2022.

Park plans to declare its fourth quarter dividend before the end of 2022 and currently expects such dividend to be in the range of $0.21 and $0.26 per share, subject to approval by its Board of Directors. Approximately $0.07 to $0.12 per share of the expected dividend range represents the fourth quarter payment based on 2022 estimated results of operations. The remaining $0.14 per share of the expected dividend range is attributable to gains from the sale of Park's assets year-to-date.

Q4 2022 and Full-Year 2022 Outlook

Park expects fourth quarter and full-year 2022 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)
	Q4 2022 Outlook		Full-Year 2022 Outlook
	as of November 2, 2022		as of November 2, 2022
Metric	Low	High	Low	High

RevPAR	$163	$166	$156	$157
RevPAR change vs. 2019	(9)%	(7)%	(15)%	(14)%

Net income	$6	$20	$143	$157
Net income attributable to stockholders	$4	$18	$132	$147
Earnings per share – Diluted(1)	$0.02	$0.08	$0.58	$0.64

Adjusted EBITDA	$140	$155	$587	$602
Hotel Adjusted EBITDA margin	24.0%	25.0%	25.6%	25.8%
Hotel Adjusted EBITDA margin change vs. 2019(2)	(520) bps	(420) bps	(370) bps	(350) bps
Adjusted FFO per share – Diluted(1)	$0.35	$0.43	$1.45	$1.52

(1)	Per share amounts are calculated based on unrounded numbers.
(2)

The fourth quarter 2019 margin benefited from $21 million of business interruption proceeds, or a 200 basis point impact, related to the loss of income in prior periods for Park's Puerto Rico and Key West hotels.

Park's outlook is based in part on the following assumptions:

•
Fully diluted weighted average shares are expected to be 224 million and 228 million for Q4 2022 and full-year 2022, respectively; and
•
Does not take into account potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Park's fourth quarter and full-year 2022 outlook are based on a number of factors, many of which are outside the Company's control, including uncertainty surrounding any new disruptions from the COVID-19 pandemic and other macro-economic factors, including inflation, increases in interest rates, supply chain disruptions and the possibility of an economic recession or slowdown, all of which are subject to change.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss third quarter 2022 results on November 3, 2022 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Third Quarter 2022 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including expected dates that its hotels will break even or achieve positive Hotel Adjusted EBITDA, the impact to the Company's business and financial condition and that of its hotel management companies, measures being taken in response to COVID-19, the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts), the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.

Forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 47 premium-branded hotels and resorts with approximately 30,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Property and equipment, net	$8,292	$8,511
Investments in affiliates	4	15
Intangibles, net	43	44
Cash and cash equivalents	971	688
Restricted cash	29	75
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	144	96
Prepaid expenses	40	35
Other assets	39	69
Operating lease right-of-use assets	224	210
TOTAL ASSETS (variable interest entities - $240 and $237)	$9,786	$9,743
LIABILITIES AND EQUITY
Liabilities
Debt	$4,670	$4,672
Accounts payable and accrued expenses	254	156
Due to hotel managers	123	111
Other liabilities	177	174
Operating lease liabilities	243	227
Total liabilities (variable interest entities - $220 and $219)	5,467	5,340

Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 225,354,874 shares issued and 224,842,791 shares outstanding as of September 30, 2022 and 236,888,804 shares issued and 236,483,990 shares outstanding as of December 31, 2021	2	2
Additional paid-in capital	4,325	4,533
Retained earnings (accumulated deficit)	38	(83)
Total stockholders' equity	4,365	4,452
Noncontrolling interests	(46)	(49)
Total equity	4,319	4,403
TOTAL LIABILITIES AND EQUITY	$9,786	$9,743

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Rooms	$428	$274	$1,153	$587
Food and beverage	148	76	431	152
Ancillary hotel	67	58	198	137
Other	19	15	54	35
Total revenues	662	423	1,836	911

Operating expenses
Rooms	115	76	298	170
Food and beverage	115	63	321	126
Other departmental and support	162	119	453	298
Other property-level	58	51	173	151
Management fees	30	19	84	40
Casualty and impairment loss, net	3	2	4	7
Depreciation and amortization	67	68	204	213
Corporate general and administrative	16	14	48	48
Other	18	14	52	34
Total expenses	584	426	1,637	1,087

Gain (loss) on sales of assets, net	14	(11)	13	(5)

Operating income (loss)	92	(14)	212	(181)

Interest income	4	—	5	—
Interest expense	(61)	(66)	(185)	(195)
Equity in earnings (losses) from investments in affiliates	1	—	6	(6)
Other gain (loss), net	1	(5)	98	(7)

Income (loss) before income taxes	37	(85)	136	(389)
Income tax benefit	3	3	2	2
Net income (loss)	40	(82)	138	(387)
Net income attributable to noncontrolling interests	(5)	(4)	(10)	(5)
Net income (loss) attributable to stockholders	$35	$(86)	$128	$(392)

Earnings (loss) per share:
Earnings (loss) per share – Basic	$0.15	$(0.36)	$0.55	$(1.66)
Earnings (loss) per share – Diluted	$0.15	$(0.36)	$0.55	$(1.66)

Weighted average shares outstanding – Basic	224	236	229	236
Weighted average shares outstanding – Diluted	224	236	229	236

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$40	$(82)	$138	$(387)
Depreciation and amortization expense	67	68	204	213
Interest income	(4)	—	(5)	—
Interest expense	61	66	185	195
Income tax benefit	(3)	(3)	(2)	(2)
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	3	7	8
EBITDA	163	52	527	27
(Gain) loss on sales of assets, net	(14)	11	(13)	5
Gain on sale of investments in affiliates(1)	—	—	(92)	—
Share-based compensation expense	4	5	13	15
Casualty and impairment loss, net	3	2	4	7
Other items	2	7	8	7
Adjusted EBITDA	$158	$77	$447	$61

(1)	Included in other gain (loss), net.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

PRO-FORMA HOTEL ADJUSTED EBITDA AND

PRO-FORMA HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Adjusted EBITDA	$158	$77	$447	$61
Less: Adjusted EBITDA from investments in affiliates	(4)	(4)	(20)	(4)
Add: All other(1)	13	11	37	33
Hotel Adjusted EBITDA	167	84	464	90
Less: Adjusted EBITDA from hotels disposed of	(1)	(3)	(4)	1
Pro-forma Hotel Adjusted EBITDA	$166	$81	$460	$91

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Total Revenues	$662	$423	$1,836	$911
Less: Other revenue	(19)	(15)	(54)	(35)
Less: Revenues from hotels disposed of	(1)	(11)	(17)	(33)
Pro-forma Hotel Revenues	$642	$397	$1,765	$843

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change(2)	2022	2021	Change(2)
Pro-forma Hotel Revenues	$642	$397	61.9%	$1,765	$843	109.5%
Pro-forma Hotel Adjusted EBITDA	$166	$81	104.5%	$460	$91	406.7%
Pro-forma Hotel Adjusted EBITDA margin(2)	25.9%	20.5%	540 bps	26.1%	10.8%	1,530 bps
__________________________________

(1) Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

(2) Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) attributable to stockholders	$35	$(86)	$128	$(392)
Depreciation and amortization expense	67	68	204	213
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(3)	(3)
(Gain) loss on sales of assets, net	(14)	11	(13)	5
Gain on sale of investments in affiliates(1)	—	—	(92)	—
Impairment loss	—	—	—	5
Equity investment adjustments:
Equity in (earnings) losses from investments in affiliates	(1)	—	(6)	6
Pro rata FFO of investments in affiliates	1	3	11	1
Nareit FFO attributable to stockholders	87	(5)	229	(165)
Casualty loss, net	3	2	4	2
Share-based compensation expense	4	5	13	15
Other items	—	3	5	2
Adjusted FFO attributable to stockholders	$94	$5	$251	$(146)
Nareit FFO per share – Diluted(2)	$0.39	$(0.02)	$1.00	$(0.70)
Adjusted FFO per share – Diluted(2)	$0.42	$0.02	$1.09	$(0.62)
Weighted average shares outstanding – Diluted	224	236	229	236

(1)	Included in other gain (loss), net.
(2)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NET DEBT

(unaudited, in millions)
September 30, 2022
Debt	$4,670
Add: unamortized deferred financing costs and discount	33
Less: unamortized premium	(3)
Debt, excluding unamortized deferred financing cost, premiums and discounts	4,700
Add: Park's share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	170
Less: cash and cash equivalents	(971)
Less: restricted cash	(29)
Net debt	$3,870

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2022 OUTLOOK – EBITDA, ADJUSTED EBITDA, HOTEL ADJUSTED EBITDA

AND HOTEL ADJUSTED EBITDA MARGIN

	Three Months Ending		Year Ending
(unaudited, in millions)	December 31, 2022		December 31, 2022
	Low Case	High Case	Low Case	High Case
Net income	$6	$20	$143	$157
Depreciation and amortization expense	66	66	270	270
Interest income	(7)	(7)	(12)	(12)
Interest expense	62	62	247	247
Income tax expense (benefit)	1	2	(1)	—
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	2	9	9
EBITDA	130	145	656	671
Gain on sale of assets, net	—	—	(13)	(13)
Gain on sale of investments in affiliates	—	—	(92)	(92)
Share-based compensation expense	5	5	17	17
Casualty loss	—	—	4	4
Other items	5	5	15	15
Adjusted EBITDA	140	155	587	602
Less: Adjusted EBITDA from investments in affiliates	(5)	(5)	(26)	(26)
Add: All other	15	15	49	49
Hotel Adjusted EBITDA	$150	$165	$610	$625

	Three Months Ending		Year Ending
	December 31, 2022		December 31, 2022
	Low Case	High Case	Low Case	High Case
Total Revenues	$642	$677	$2,462	$2,496
Less: Other revenue	(17)	(17)	(71)	(71)
Hotel Revenues	$625	$660	$2,391	$2,425

	Three Months Ending		Year Ending
	December 31, 2022		December 31, 2022
	Low Case	High Case	Low Case	High Case
Hotel Revenues	$625	$660	$2,391	$2,425
Hotel Adjusted EBITDA	$150	$165	$610	$625
Hotel Adjusted EBITDA margin(1)	24.0%	25.0%	25.6%	25.8%

(1)	Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2022 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

	Three Months Ending		Year Ending
(unaudited, in millions except per share data)	December 31, 2022		December 31, 2022
	Low Case	High Case	Low Case	High Case
Net income attributable to stockholders	$4	$18	$132	$147
Depreciation and amortization expense	66	66	270	270
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(4)	(4)
Gain on sale of assets, net	—	—	(13)	(13)
Gain on sale of investments in affiliates	—	—	(92)	(92)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(1)	(1)	(6)	(6)
Pro rata FFO of equity investments	2	2	12	12
Nareit FFO attributable to stockholders	70	84	299	314
Casualty loss	—	—	4	4
Share-based compensation expense	5	5	17	17
Other items	5	6	10	11
Adjusted FFO attributable to stockholders	$80	$95	$330	$346
Adjusted FFO per share – Diluted(1)	$0.35	$0.43	$1.45	$1.52
Weighted average diluted shares outstanding	224	224	228	228

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

Pro-forma

The Company presents certain data for its consolidated hotels on a Pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma occupancy, Pro-forma ADR, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin. The Company presents Pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Pro-forma metrics exclude results from property dispositions that have occurred through November 2, 2022 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin

Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•
Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense;
•
Impairment losses and casualty gains or losses; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•
Costs associated with hotel acquisitions or dispositions expensed during the period;
•
Severance expense;
•
Share-based compensation expense; and
•
Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.

The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of the Company's hotels as a result of COVID-19. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of the Company's hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Total RevPAR

Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of the Company's hotels as a result of COVID-19. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.